EXHIBIT  99.1




(BW) (INTERVEST-BANCSHARES) (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
         REPORTS EARNINGS OF $2.5 MILLION FOR THE SECOND QUARTER OF 2004
         ---------------------------------------------------------------
                        AND TOTAL ASSETS OF $1.1 BILLION
                        --------------------------------
          Business Editors - New York - (Business Wire - July 19, 2004)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings for the second quarter of 2004 amounted to $2,505,000, compared to $2,566,000 for the same quarter of 2003. Diluted earnings per share for the 2004 quarter was $0.37, compared to $0.45 in the 2003 quarter. The per share computation for 2004 included a higher number of common shares outstanding resulting from the exercise of common stock warrants and conversion of debentures that occurred in the later part of 2003. The Company's return on average assets and equity was 0.95% and 12.58%, respectively, in the 2004 quarter, compared to 1.40% and 18.33% in the 2003 quarter.

     Consolidated earnings were relatively unchanged due to several factors. Net interest and dividend income for the second quarter of 2004 increased by $1,019,000 from the prior year quarter due to continued growth in the Company's lending activities. However, the increase in income from the growth in loans was partially offset by a lower net interest margin, which decreased to 2.53% in the current quarter from 3.06% in the prior year quarter, primarily due to lower rates on new loan originations as well as the effect of prepayments of higher yielding loans over the past year. In addition, the provision for loan losses increased by $854,000 over the prior year quarter due to the significant loan growth and noninterest expenses were also higher by $166,000 due to increased occupancy expenses resulting from the leasing of larger office space in Rockefeller Plaza in New York City.

     For the first half of 2004, consolidated net earnings amounted to $5,240,000, or $0.78 per diluted share, an increase of $873,000 from $4,367,000, or $0.77 per diluted share, reported in the first half of 2003. The increase was due to growth in net interest and dividend income of $2,560,000 due to the same factors noted above and an increase of $1,176,000 in noninterest income, of which $853,000 was attributable to higher income from the early repayment of mortgage loans. These revenue increases were partially offset by a $1,587,000 increase in the provision for loan losses due to significant loan growth, a $976,000 increase in income tax expense resulting from higher pretax income and a $300,000 increase in noninterest expenses due to increased compensation and occupancy expenses.

     Total consolidated assets at June 30, 2004 increased 23% to $1,119,266,000, from $911,523,000 at December 31, 2003, which is reflected primarily in the increase in the Company's loan portfolio.

     Total consolidated loans, net of unearned fees, at June 30, 2004 increased 31% to $877,296,000 from $671,125,000 at December 31, 2003. The increase was due to new commercial real estate and multifamily mortgage loan originations exceeding repayments. New loan originations totaled $175,901,000 in the second quarter of 2004 and $338,591,000 in the first half of 2004, compared to $93,906,000 and $165,295,000, respectively, for the same periods of 2003.

     Total consolidated security investments at June 30, 2004 increased 29% to $200,774,000 from $155,898,000 at December 31, 2003. The increase was due to new investments exceeding maturities and early calls of securities. The Company continues to invest in short-term (1-5 year) U.S government agency debt obligations to emphasize liquidity.

     Total consolidated cash and other short-term investments at June 30, 2004 decreased to $19,879,000 from $64,128,000 at December 31, 2003 due to the deployment of those funds into loans and securities.

     Total consolidated deposits at June 30, 2004 increased 26% to $852,852,000, from $675,513,000 at December 31, 2003, primarily reflecting increases in money market and certificate of deposit accounts of $43,710,000 and $129,883,000, respectively.

     Total consolidated borrowed funds and related interest payable increased 11% to $155,640,000 at June 30, 2004, from $140,383,000 at December 31, 2003.
The increase was due to sale in the first quarter of additional capital securities of $15,464,000 as previously announced.

     Total consolidated stockholders' equity at June 30, 2004 increased 8% to $81,259,000, from $75,385,000 at December 31, 2003. The increase was due to earnings of $5,240,000 and $624,000 of additional equity from the issuance of shares in connection with the exercise of stock warrants and conversion of debentures. Book value per common share increased to $13.44 at June 30, 2004, from $12.59 at December 31, 2003.

     In May, Intervest Bancshares Corporation and its wholly owned subsidiaries, Intervest National Bank (New York office), Intervest Mortgage Corporation and Intervest Securities Corporation, completed their move to newly constructed offices on the entire fourth floor at One Rockefeller Plaza in New York City.

     Intervest Bancshares Corporation is a registered financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Pinellas County, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation, a registered broker/dealer. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ Small Cap: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the SEC for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT:
JEROME  DANSKER,  CHAIRMAN
Intervest  Bancshares  Corporation
1  Rockefeller  Plaza,  Suite  400
New  York,  New  York  10020-2002
(212-218-2800)   (Fax  212-218-2808)


              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.

                                              INTERVEST BANCSHARES CORPORATION
                                              --------------------------------
                                         SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                        QUARTER ENDED                    SIX-MONTHS ENDED
(Dollars in thousands, except per share amounts)                           JUNE 30,                           JUNE 30,
                                                                ------------------------------------------------------------
                                                                    2004             2003              2004           2003
-------------------------------------------------------------  ------------------------------------------------------------
SELECTED OPERATING DATA:
Interest and dividend income. . . . . . . . . . . . . . . . .        $ 15,391            $ 12,470     $ 29,984     $ 24,095
Interest expense. . . . . . . . . . . . . . . . . . . . . . .           8,866               6,964       17,081       13,752
                                                                ------------------------------------------------------------
Net interest and dividend income. . . . . . . . . . . . . . .           6,525               5,506       12,903       10,343
Provision for loan losses . . . . . . . . . . . . . . . . . .           1,284                 430        2,361          774
                                                                ------------------------------------------------------------
Net interest and dividend income
  after provision for loan losses . . . . . . . . . . . . . .           5,241               5,076       10,542        9,569
Noninterest income. . . . . . . . . . . . . . . . . . . . . .           1,225               1,176        2,681        1,505
Noninterest expenses. . . . . . . . . . . . . . . . . . . . .           2,045               1,879        3,963        3,663
                                                                ------------------------------------------------------------
Earnings before income taxes. . . . . . . . . . . . . . . . .           4,421               4,373        9,260        7,411
Provision for income taxes. . . . . . . . . . . . . . . . . .           1,916               1,807        4,020        3,044
                                                                ------------------------------------------------------------
NET EARNINGS. . . . . . . . . . . . . . . . . . . . . . . . .         $ 2,505            $  2,566     $  5,240     $  4,367
                                                                ============================================================
BASIC EARNINGS PER SHARE. . . . . . . . . . . . . . . . . . .         $   .42            $    .55        $ .87        $ .93
DILUTED EARNINGS PER SHARE. . . . . . . . . . . . . . . . . .         $   .37            $    .45        $ .78        $ .77

Adjusted net earnings for diluted earnings per share (1). . .         $ 2,587            $  2,683     $  5,404     $  4,598
Weighted-average common shares and common
 equivalent shares outstanding for computing:
    Basic earnings per share. . . . . . . . . . . . . . . . .       6,048,075           4,714,344    6,045,461    4,708,747
    Diluted earnings per share (2). . . . . . . . . . . . . .       6,912,067           5,990,458    6,912,059    5,958,600
Common shares outstanding at end of period. . . . . . . . . .       6,048,075           4,744,235    6,048,075    4,744,235
Common stock warrants outstanding at end of period. . . . . .         696,465           1,744,810      696,465    1,744,810

Net interest margin . . . . . . . . . . . . . . . . . . . . .            2.53%               3.06%        2.63%        2.96%
Return on average assets (3). . . . . . . . . . . . . . . . .            0.95%               1.40%        1.05%        1.21%
Return on average equity (3). . . . . . . . . . . . . . . . .           12.58%              18.33%       13.43%       15.92%
Effective income tax rate . . . . . . . . . . . . . . . . . .           43.34%              41.32%       43.41%       41.07%
Efficiency ratio (4). . . . . . . . . . . . . . . . . . . . .              26%                 28%          25%          31%

                                                          AT          AT         AT         AT         AT
                                                          --          --         --         --         --
                                                        JUN 30,     MAR 31,    DEC 31,    SEP 30,    JUN 30,
                                                      -----------  ---------  ---------  ---------  ---------
SELECTED FINANCIAL CONDITION INFORMATION:                2004        2004       2003       2003       2003
-------------------------------------------------------------------------------------------------------------
Total assets (5) . . . . . . . . . . . . . . . . . .  $1,119,266   $993,010   $911,523   $823,828   $750,241
Total cash and  short-term investments . . . . . . .  $   19,879   $ 65,376   $ 64,128   $ 37,695   $ 33,405
Total securities held to maturity. . . . . . . . . .  $  196,132   $142,116   $152,823   $134,164   $121,833
Total FRB and FHLB stock . . . . . . . . . . . . . .  $    4,642   $  3,255   $  3,075   $  2,805   $  2,805
Total loans, net of unearned fees. . . . . . . . . .  $  877,296   $763,108   $671,125   $631,361   $575,975
Total deposits . . . . . . . . . . . . . . . . . . .  $  852,852   $737,150   $675,513   $594,832   $553,388
Total borrowed funds and accrued interest payable(5)  $  155,640   $155,034   $140,383   $145,291   $120,988
Total stockholders' equity . . . . . . . . . . . . .  $   81,259   $ 78,751   $ 75,385   $ 63,745   $ 58,009
Total allowance for loan losses. . . . . . . . . . .  $    8,941   $  7,657   $  6,580   $  5,987   $  5,385
Total nonperforming loans. . . . . . . . . . . . . .           -   $  1,036   $  8,474   $  8,474          -
Total loan chargeoffs. . . . . . . . . . . . . . . .           -          -          -          -          -
Total foreclosed real estate . . . . . . . . . . . .           -          -          -          -          -
Book value per common share. . . . . . . . . . . . .  $    13.44   $  13.02   $  12.59   $  12.61   $  12.23
Allowance for loan losses / nonperforming loans. . .          NA        739%        78%        71%        NA
Allowance for loan losses / net loans. . . . . . . .        1.02%      1.00%      0.98%      0.95%      0.93%

(1) Net earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if they were assumed converted.

(2) Diluted EPS includes shares that would be outstanding if dilutive common stock warrants and convertible debentures were assumed to be exercised/converted during the period. All outstanding warrants were considered for the EPS computations. Convertible debentures (principal and accrued interest) outstanding at June 30, 2004 and 2003 totaling $7,557,000 and $9,846,000, respectively, were convertible into common stock at a price of $12.00 per share in 2004 and $10.01 per share in 2003 and resulted in additional common shares (based on average balances outstanding) of approximately 610,000 in the 2004 EPS computations and 984,000 in the 2003 EPS computations.

(3)  Returns for the quarters and six-month periods have been annualized.

(4) Noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.

(5) Amounts at December 31, 2003 and prior have been adjusted from those previously reported for the effect of adopting FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" as revised in December 2003. FIN 46 requires bank holding companies that have used controlled business trusts to raise financing by issuing trust preferred securities to deconsolidate their investments in those trusts. The adoption resulted in the deconsolidation of the Company's common stock investment in its two business trusts, Intervest Statutory I and Intervest Statutory II, which increased the Company's total assets and borrowed funds previously reported.

                                             INTERVEST BANCSHARES CORPORATION
                                             --------------------------------
                                             CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                       At or For The Period Ended
                                                 ------------------------------------------------------------------------
                                                  Six-Months      Year
                                                    Ended         Ended          Year            Year            Year
                                                   Jun 30,       Dec 31,        Ended           Ended           Ended
($in thousands, except per share amounts)            2004         2003       Dec 31, 2002    Dec 31, 2001    Dec 31, 2000
-------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET HIGHLIGHTS:
Total assets (1). . . . . . . . . . . . . . . .  $ 1,119,266   $  911,523   $     686,443   $     513,086   $     416,927
Asset growth rate . . . . . . . . . . . . . . .           23%          33%             34%             23%             22%
Total loans, net. . . . . . . . . . . . . . . .  $   877,296   $  671,125   $     489,912   $     368,526   $     266,326
Loan growth rate. . . . . . . . . . . . . . . .           31%          37%             33%             38%             25%
Total deposits. . . . . . . . . . . . . . . . .  $   852,852   $  675,513   $     505,958   $     362,437   $     300,241
Deposit growth rate . . . . . . . . . . . . . .           26%          34%             40%             21%             49%
Loans/deposits (Intervest National Bank). . . .           84%          79%             76%             79%             67%
Borrowed funds and accrued interest payable (1)  $   155,640   $  140,383   $     114,032   $     100,374   $      72,813
Stockholders' equity. . . . . . . . . . . . . .  $    81,259   $   75,385   $      53,126   $      40,395   $      36,228
Common shares outstanding (2) . . . . . . . . .    6,048,075    5,988,377       4,703,087       3,899,629       3,899,629
Common book value per share . . . . . . . . . .  $     13.44   $    12.59   $       11.30   $       10.36   $        9.29
Market price per common share . . . . . . . . .  $     16.99   $    14.65   $       10.80   $        7.40   $        3.75
--------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans . . . . . . . . . . . . . .            -   $    8,474               -   $       1,243               -
Allowance for loan losses . . . . . . . . . . .  $     8,941   $    6,580   $       4,611   $       3,380   $       2,768
Loan recoveries (3) . . . . . . . . . . . . . .            -            -   $         107               -               -
Loan chargeoffs (4) . . . . . . . . . . . . . .            -            -   $         150               -               -
Foreclosed real estate. . . . . . . . . . . . .            -            -   $       1,081               -               -
Allowance for loan losses / net loans . . . . .         1.02%        0.98%           0.94%           0.92%           1.04%
--------------------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income. . . . . . . . . .  $    29,984   $   50,464   $      43,479   $      35,462   $      31,908
Interest expense (5). . . . . . . . . . . . . .       17,081       28,564          26,325          24,714          23,707
                                                 -------------------------------------------------------------------------
Net interest and dividend income. . . . . . . .       12,903       21,900          17,154          10,748           8,201
Provision for loan losses . . . . . . . . . . .        2,361        1,969           1,274             612             275
Noninterest income. . . . . . . . . . . . . . .        2,681        3,321           2,218           1,655             983
Noninterest expenses. . . . . . . . . . . . . .        3,963        7,259           6,479           5,303           4,568
                                                 -------------------------------------------------------------------------
Earnings before income taxes. . . . . . . . . .        9,260       15,993          11,619           6,488           4,341
Provision for income taxes (5). . . . . . . . .        4,020        6,873           4,713           2,710           1,733
                                                 -------------------------------------------------------------------------
Net earnings. . . . . . . . . . . . . . . . . .  $     5,240   $    9,120   $       6,906   $       3,778   $       2,608
                                                 -------------------------------------------------------------------------
Basic earnings per share. . . . . . . . . . . .  $      0.87   $     1.85   $        1.71   $         .97   $         .67
Diluted earnings per share. . . . . . . . . . .  $      0.78   $     1.53   $        1.37   $         .97   $         .67
Adjusted net earnings used to calculate
          diluted earnings per share. . . . . .  $     5,404   $    9,572   $       7,342   $       3,778   $       2,608
Average common shares used to calculate:
     Basic earnings per share . . . . . . . . .    6,045,461    4,938,995       4,043,619       3,899,629       3,884,560
     Diluted earnings per share . . . . . . . .    6,912,059    6,257,720       5,348,121       3,899,629       3,884,560
Net interest margin . . . . . . . . . . . . . .         2.63%        2.90%           2.88%           2.47%           2.34%
Return on average assets (6). . . . . . . . . .         1.05%        1.19%           1.13%           0.85%           0.69%
Return on average equity (6). . . . . . . . . .        13.43%       15.34%          15.56%           9.94%           7.48%
Effective income tax rate . . . . . . . . . . .        43.41%       42.98%          40.56%          41.77%          39.92%
Efficiency ratio (7). . . . . . . . . . . . . .           25%          29%             33%             43%             48%
Full-service banking offices. . . . . . . . . .            6            6               6               6               6

(1) Amounts at December 31, 2003 and prior have been adjusted from those previously reported for the effect of adopting FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" as revised in December 2003.
(2) The increase in shares outstanding from 2003 was due to 42,510 from the exercise of Class A common stock warrants and 17,188 from the conversion of debentures. The increase in 2003 from 2002 was due to the following:
     945,717 from the exercise of Class A common stock warrants; 309,573 from the conversion of convertible debentures; and 30,000 from newly issued Class B common stock in connection with the acquisition of Intervest Securities Corporation. The increase in 2002 from 2001 was all due to the exercise of Class A common stock warrants.
(3) The amount for 2002 represents proceeds received from the sale of collateral from a loan that was charged off prior to 1997.
(4) The amount for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to foreclosed real estate.
(5) A charge of $206,000, net of taxes, from the early retirement of debentures that was previously reported in 2000 as an extraordinary item has been reclassified ($382,000 to interest expense and a $176,000 decrease to income taxes) to give effect to FASB No. 145.
(6)  Returns  for  the  six-month  period  have  been  annualized
(7) Noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.


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